LEASE AGREEMENT


     THIS LEASE AGREEMENT (this "Lease Agreement") is made and entered into as of the 21st day of February, 2002, by and between Rubber Technology International, Inc., a Nevada corporation having an address of 3185 East Washington Boulevard, Los Angeles, California 90023 (hereinafter called "Lessor"), and Recovery Technologies Group of California, Inc., a Delaware corporation having an address of 7000 Boulevard East, Guttenberg, New Jersey 07093 (hereinafter called "Lessee").

     IN CONSIDERATION OF the rents, covenants and agreements hereinafter contained, the Lessor and the Lessee covenant and agree as follows, intending to be legally bound hereby:

1. Lease of Equipment, Leased Equipment, Licenses and Permits, Customer and Vendor Lists:

     A. Lease of Equipment: The Lessor hereby leases to the Lessee all of the equipment of the Lessor (the "Core Business Equipment") used by the Lessor in connection with its tire recycling business (the "Core Business") located at, or used or usable in connection with, the Lessor's facility on real estate commonly known as 3185 East Washington Boulevard, Los Angeles, California 90023 (the "Los Angeles Facility"). Such Core Business Equipment shall include, without limitation, machinery, other equipment, vehicles, trailers, forklifts and other equipment of a similar nature, computers, both hardware and software, any related licenses to use such software, any related licenses and permits that may be transferred and any and all tangible and intangible personal property used in connection with the Core Business. During the Term of this Lease Agreement (as defined below), the Lessee will have the exclusive right to use the Core Business Equipment. A list of the Core Business Equipment is attached hereto as Exhibit A. The failure to list any Core Business Equipment on Exhibit A will not affect the Lessee's right to use such Core Business Equipment.

     B. Equipment leased by the Lessor: The Lessor hereby grants to the Lessee the right to assume all leases of equipment leased by the Lessor from third parties in connection with the Core Business, whether operating leases or capital leases ("Third Party Leases") if assumption is available. The Lessee hereby is obligated to assume such Third Party Leases so long as: (i) the Lessee is not obligated to make any payments on such leases for any period of time prior to February 21, 2002; (ii) the Lessee is not requested to pay any fees or expenses in connection with the assumption of such Third Party Leases or (iii) the lessor under Third Party Leases requests a guaranty of the Lessee's parent as a condition of assumption. If a lessor under a Third Party Lease requests any payments for any period of time prior to February 21, 2002 or requests any fees or reimbursement for its expenses, the Lessor may pay such fees or expenses at its sole discretion. Upon such payment by the Lessor, the Lessee shall be required to assume such Third Party Leases. A list of the Third Party Leases is attached hereto as Exhibit B. The failure to list any Third Party Leases on Exhibit B will not affect the Lessee's right to assume such Third Party Leases. If this Lease Agreement shall be terminated due to a default of the Lessee, the Lessee shall make, if requested in writing by the Lessor, commercially reasonable efforts to cause the Third Party Leases to be reassigned to the Lessor.

     C. Licenses and Permits. To the extent legally permitted, the Lessor shall assign its Licenses and Permits to the Lessee. If such Licenses and Permits are not assignable, the Lessor hereby leases such Licenses and Permits to the Lessee to the extent possible. The Lessee shall apply for the transfer of any Licenses and Permits that cannot be assigned that are required to operate the Core Business as it is presently operated. The Lessee shall use commercially reasonable efforts to obtain such Licenses and Permits, including, without limitation, providing any required environmental liability insurance (to the extent available on commercially reasonable terms) and closure bonds. The Lessor shall assist the Lessee in its efforts in a commercially reasonable manner to receive Licenses and Permits that may not be assigned. A list of the Licenses and Permits required to operate Core Business at the Los Angeles Facility is attached hereto as Exhibit C. If this Lease Agreement shall be terminated due to a default of the Lessee, the Lessee shall make, if requested in writing by the Lessor, commercially reasonable efforts to cause the Licenses and Permits to be reassigned to the Lessor

     D. Lease of the Core Business, Customer and Vendor Lists. The Lessor hereby leases to the Lessee the Core Business and the Lessor's Customer and Vendor Lists. During the Term of this Lease, the Lessee may do business with any existing customers and vendors of the Lessor, doing business with the Lessor as part of its Core Business prior to February 21, 2002. The Lessor presently has customers or vendors that are served by facilities owned or operated by Recovery Technologies Group, Inc., its subsidiaries or affiliates (collectively, "RTG Customers and Vendors"). For more certainty, the Lessor and Lessee hereby agree that for the purposes of this Lease Agreement, existing customers and vendors of the Lessor, doing business with the Lessor as part of its Core Business prior to February 21, 2002 who are not RTG Customers and Vendors are "RTII Customers and Vendors". Any new customers or vendors that the Lessee acquire and service from the Los Angeles Facility after February 20, 2002 shall not be RTII Customers and Vendors. Upon termination of this Lease Agreement, Recovery Technologies Group, Inc., its subsidiaries or affiliates, including the Lessee, may not do business with RTII Customers and Vendors thereafter, unless the Lessee has exercised the option described in Section 10 to purchase the Core Business Equipment. If such option has been exercised, Recovery Technologies Group, Inc., its subsidiaries or affiliates, including the Lessee, may continue to do business with RTII Customers and Vendors after the termination of this Lease Agreement. A list of the Lessor's customers and vendors at the Los Angeles Facility is attached hereto as Exhibit D. If this Lease Agreement shall be terminated due to a default of the Lessee, the Lessee shall make, if requested in writing by the Lessor, commercially reasonable efforts to cause the Core Business and the Lessor's Customer and Vendor Lists to be reassigned to the Lessor.

E. Excluded Assets. For more certainty, the following assets owned of leased by the Lessor are not being leased to the Lessee and are excluded assets ("Excluded Assets"):

Any assets presently used by the Lessor in connection with its construction grade sand depository located near Las Vegas, Nevada; its construction grade sand depository located near Las Vegas, Nevada; its business records, other than business records related to its Core Business; cash on hand; accounts receivable and inventory and work in progress.

2. Lease of Real Estate. The Lessor leases the Los Angeles Facility from H & R Sales, Inc., a California corporation on a triple net basis. The Los Angeles Facility property consists of two parcels, having a base rent of $13,471.83. Pursuant to this Lease Agreement, the Lessor shall assign its interest in such leases to the Lessee. The Lessee shall obtain to release of any security deposits owned by the Lessor held pursuant to such leases or alternately, reimburse the Lessor for such deposits upon assignment of such security deposits to the Lessee. The Lessor shall cooperate with the Lessee to complete such assignment and shall execute any and all documents that are reasonably requested to complete such assignment. If this Lease Agreement shall be terminated by a default of the Lessee, the Lessee shall make, if requested in writing by the Lessor, commercially reasonable efforts to cause the lease with H & R Sales, Inc. to be reassigned to the Lessor. The Lessee shall provide any insurance coverage required under such leases if available on commercially reasonable terms. Copies of said leases are attached hereto as Exhibit E.

3. Term: The term of this Lease Agreement shall begin at 12:01 A.M., local time on February 21, 2002 (the "Commencement Date") and will end at 11:59 P.M. on February 28, 2007 (the "Term"). The Lessee shall have one option to extend the lease term for an additional period of five years at a monthly base rental of $26,000. No monetary default may exist under this Lease Agreement at the time of the exercise of such option. Such option to extend may be exercised by a written notice delivered to the Lessor not earlier than March 1, 2006 and not later than August 31, 2006. If the Lessor believes that a monetary default exists at the time of receipt of a written notice from the Lessee, the Lessor shall advise the Lessee in writing of the basis of the alleged monetary default within 30 days of the receipt of the written notice (a "Written Response"). If no Written Response is given, any monetary default that may exist will be conclusively be deemed waived in connection with the exercise of the option to extend to the Term of the Lease Agreement, but for no other purpose.

4.     Rent:  The Lessee will pay rent to the Lessor as follows:

     February  21  to  28,  2002                                 -0-
     March,  2002                                             $102,000
     April, 2002                                                 -0-
     May,  2002                                                 11,000
     June,  2002                                                11,000
     July,  2002                                                11,000
     August,  2002                                              11,000
     September, 2002 through and including August, 2007         26,000 per month

     Monthly rent shall be due on the first business day of each calendar month during the Term of this Lease Agreement, except for the month of March, 2002, which shall be due upon execution of this Lease Agreement. If any monthly rent provided for herein is not paid by the Lessee on or before the 10th day following the due date thereof, the Lessor will be entitled to a late charge equal to five percent (5%) of such rental payment on demand so long as (a) the Lessor gives the Lessee notice that a monthly rental payment has not been received by the Lessor and such payment is delinquent and (b) the Lessee fails to make such monthly rental payment for a period of five (5) days following receipt of such notice; The Lessee shall have a right of set off against rent for (a) any amounts due and payable tothe Lessee bythe Lessor as to which there is no dispute, and (b) any amounts due and payable tothe Lessee by the Lessor pursuant to an arbitration award entered in favor of the Lessee and against the Lessor in any arbitration proceeding. If the date upon which the Term of this Lease Agreement terminates is a day other than the last day of a calendar month, the Lessee will pay to the Lessor a pro rata portion of the then applicable monthly Rent, such pro rata portion being based on the number of days in such partial calendar month during which this Lease Agreement was in effect as compared to the total number of days in such month.

5. Personal Property Taxes: During the Term of this Lease, the Lessee will pay personal property taxes assessed against the Core Business Equipment. If such taxes are assessed for a period that includes any period of time that is not during the Term of this Lease Agreement, such taxes shall be prorated between the Lessor and the Lessee, based on the number of days in Term of this Lease Agreement and the number of days in the tax period. To the extent that the Lessor owes the Lessee any amount due to such proration, the Lessee may deduct such sums immediately from rent otherwise payable to the Lessor. (As an example, if this Lease Agreement were to end on February 28, 2007, and if, in 2007, personal property taxes were assessed on a calendar fiscal year, then the Lessee would owe the Lessor 2/12 of the real estate taxes that would have been payable by the Lessee.)

6. Lease of Real Estate. The Lessor leases the Los Angeles Facility from H & R Sales, Inc., a California corporation on a triple net basis. The Los Angeles Facility property consists of two parcels, having a base rent of $13,471.83. Pursuant to this Lease Agreement, the Lessor shall assign its interest in such leases to the Lessee. The Lessee shall obtain the release of any security deposits owned by the Lessor held pursuant to such leases or alternately, reimburse the Lessor for such deposits upon assignment of such security deposits to the Lessee. The Lessor shall cooperate with the Lessee to complete such assignment and shall execute any and all documents that are reasonably requested to complete such assignment. The Lessee shall provide any insurance coverage required under such leases if available on commercially reasonable terms.

7. Insurance: The Lessee shall be responsible for maintaining insurance on the Core Business Equipment, consistent with industry standards as they may exist from time to time, but such insurance may not be less than that which the Lessee's affiliates carry on such affiliates' equipment at their facilities that are engaged in the same business. In addition, the Lessee shall maintain such workman's compensation insurance as may be required by the laws of the State of California from time to time.

8. Security Deposit: The Lessee shall deposit the sum of Twenty Five Thousand and no/100 Dollars ($25,000.00) (the "Security Deposit") with Michael
B. Susman as Escrow Agent (the "Escrow Agent") as security for the payment by the Lessee of any and all present and future debts and liabilities owed by the Lessee to the Lessor (collectively hereinafter, the "Obligations") upon the execution of this Lease. The Security Deposit will be placed into an interest-bearing account held in the name of the Escrow Agent at the Private Bank and Trust Company, 10 North Dearborn Street, Chicago, Illinois (the "Security Deposit Account"), which account will be separate and apart from all other funds held by the Escrow Agent for his own account or for the account of others. Interest accruing on the Security Deposit Account will be paid to the Lessee not less frequently than quarterly. In the event that the Lessor properly applies the Deposit in accordance with the provisions of this Section 7, Lessee, upon receipt of a written demand from the Lessor, shall restore any deficiency in the Security Deposit.

9. Los Angeles Facility: To the extent that the Los Angeles Facility is not in compliance with any environmental laws, building codes, zoning laws and the like on the Commencement Date of this Lease Agreement due to any act or failure to act by the Lessor, the Lessor shall be solely liable for any and all costs of remediation. If the Lessor shall fail to complete any required work to bring the Los Angeles Facility into compliance, the Lessee may, at its sole discretion, elect to do such work by delivery of a written notice to the Lessor. In such case, the Lessee may deduct any costs that it incurs from rent otherwise due under this Lease Agreement.

 10. Inventory; Commission on Sales. The Lessor and Lessee hereby agree that the value of the Lessor's inventory and work in progress (collectively, the "Inventory") is $197,417.50 (the "Inventory Purchase Price"). The Lessee hereby is purchasing the Inventory for the Inventory Purchase Price. The Lessee shall pay the proceeds of any of its sales (whether the product produced from the Inventory or is product produced by the Lessee), net of any transportation and sales taxes and a one penny per pound sales commission, to the Lessor, promptly upon receipt until the Inventory Purchase Price is paid in full.

11. Option to purchase Core Business Equipment and the Core Business. The Lessee shall have an option to purchase the Core Business Equipment and the Core Business during the month of February, 2007 at a price of Four Hundred Ninety Thousand and no/100 Dollars ($490,000.00) (the "Core Business Purchase Price"). Such option shall be made by delivery of a written notice to the Lessor, specifying a Closing Date within 15 business of the date of such notice. The Lessor shall deliver such instruments of conveyance as may be reasonably acceptable to counsel for the Lessee. The Core Business Purchase Price shall be paid by wire transfer of immediately available funds to the Lessee in accordance with the Lessee's written wire transfer instructions. Such instructions shall be delivered to the Lessee not less than two business days prior to the scheduled closing date.

12. Capitalization; Purchases of Additional Equipment. The Lessee has represented to the Lessor that it will receive initial capitalization of Three Hundred Thousand and no/100 Dollars ($300,000.00) from its parent, Recovery Technologies Group, Inc. The Lessor has entered into this Lease Agreement, relying on said representation. The Lessee has advised the Lessor that it expects to purchase up to Six Hundred Thousand and no/100 Dollars ($600,000.00) in value of additional equipment to permit expansion of the Core Business at the Los Angeles Facility.

13. Existing Obligations of the Lessor. The Lessee is only assuming those obligations expressly assumed by it in this Lease Agreement. The Lessor shall continue to be solely liable for all of its obligations not expressly assumed by the Lessee in this Lease Agreement. Neither the Lessor nor the Lessee intends to create any third party beneficiaries by entering into this Lease Agreement.

14. Employees. Employment of former employees of the Lessor at the Los Angeles Facility, other than Messrs. Webb and Reichman, shall be at the sole discretion of the Lessee. The Lessee shall have no liability for any pre-acquisition or termination obligations to such employees. It shall be a condition precedent to this Lease Agreement that the Lessee, or its affiliate, RTG Management Corporation, shall have entered into employment agreements with Messrs. Webb and Reichman.

15. Covenant not to compete: The Lessor hereby agrees that it will not enter into the Core Business in the States of California and Nevada prior to the date of termination of this Lease Agreement, unless the Lessee has purchased the Core Business Equipment. In such event, the non-compete period shall be until the later of (a) the date of termination of this Lease Agreement and (b) the end of a one year period beginning on the date of purchase of the Core Business Equipment by the Lessee (if made pursuant to Section 10 of the Lease Agreement).

16. Responsibilities of the Parties: the Lessor and the Lessee covenant and agree as follows:

     A. Use: During the Termand any renewal thereof, the Lessee may use the Core Business Equipment for any lawful purpose including, but not limited to, the processing of used tires and may install such Core Business Equipment at any site that the Lessee may desire so long as such site is located within the State of California. The Lessee shall advise the Lessor in writing prior to moving any Core Business Equipment, other than vehicles and trailers, to any site other than the Los Angeles Facility.

     B. Utilities: During the Termand any renewal thereof, the Lessee will contract for all utilities used in the Los Angeles Facility in the Lessee's name and will pay for such services rendered to or furnished to the Los Angeles Facility. The Lessee shall obtain the return of all security deposits or, if such deposits are retained, shall reimburse the Lessor for such deposits upon assignment of such deposits to the Lessee.

     C. Core Business Equipment: The Lessee will be responsible, at the Lessee's sole cost and expense, for repair, maintenance and replacement of any and all Core Business Equipment during the Term of the Lease Agreement; provided, however, that the Lessor will reimburse the Lessee for any costs, expenses and liabilities incurred by the Lessee for repair, maintenance and replacement of any and all Core Business Equipment that is damaged due to the negligence or willful misconduct of the Lessor or those for whom Lessor is responsible.

     D.     Indemnities:

     (i) The Lessor by the Lessee: To the extent not covered by insurance that Lessor is obligated to obtain and maintain under this Lease Agreement (whether or not such insurance has been actually obtained and maintained), the Lessee hereby agrees to indemnify, hold harmless, and defend the Lessor from and against all claims, actions, losses, costs, and expenses (including reasonable attorney's fees and costs of appeal and other professional fees), judgments, settlement payments, and, whether or not reduced to final judgment, all liabilities, damages or fines paid, incurred or suffered by the Lessor arising directly out of the Lessee's use of Core Business Equipment, except for any claims, actions, losses, costs, and expenses arising by reason of the negligence or willful misconduct of the Lessor or those for whom the Lessor is responsible.

     (ii) The Lessee by The Lessor: To the extent not covered by the insurance that Lessee is obligated to obtain and maintain under this Lease Agreement (whether or not such insurance are actually obtained and maintained), the Lessor hereby agrees to indemnify, hold harmless, and defend the Lessee from and against all claims, actions, losses, costs, and expenses (including reasonable attorney's fees and costs of appeal and other professional fees), judgments, settlement payments, and, whether or not reduced to final judgment, all liabilities, damages or fines paid, incurred or suffered by the Lessee arising directly out of Lessor's acts or omissions (including, but not limited to, any failure of Lessor to meet its obligations under this Lease Agreement), except for any claims, actions, losses, costs, and expenses arising by reason of the negligence or willful misconduct of the Lessee or those for whom the Lessee is responsible.

     E. Waste: Lessee will use and maintain the Core Business Equipment in a careful, safe, lawful and proper manner, and shallnot commit waste thereto, and will return the Core Business Equipment to the Lessor upon the termination of the Term or any renewal period or surrender of possession, in as good a condition as received, reasonable wear and tear excepted.

     F. Alterations: The Lessee, at the Lessee's expense, will have the right to make such changes, improvements or alterations to the Core Business Equipment as the Lessee deems necessary or desirable in the conduct of its business; provided, however, that any such changes, improvements or alterations shall not have an adverse effect on the Core Business Equipment. The Lessee shall indemnify the Lessor against all claims, suits and actions as well asexpenses, liens or damages to persons or the Core Business Equipment resulting from any such alterations, additions or improvements.

     G. Inspection: Upon reasonable prior written notice from the Lessor to the Lessee, the Lessee agrees to permit Lessor or Lessor's authorized representatives to inspect the Core Business Equipment during normal business hours. In the event of any such inspection by the Lessor or the Lessor's authorized representatives, the Lessor will not enter the Los Angeles Facility (or any other location where any of the Core Business Equipment may be located) unless a representative of the Lessee is present. Further, in the event of any such inspection, the Lessor will take any and all steps as may be reasonable under the circumstances to minimize to the greatest extent possible any interference with or disruption of the businesses and operations of the Lessee.

17. Title; Quiet Enjoyment: The Lessor represents and warrants to the Lessee that it owns the Core Equipment free and clear of any and all liens, claims, reservations, restriction, covenants, licenses, leases or other encumbrances. The Lessor further represents, warrants and agrees that, if Lessee shall promptly pay all rent and discharge all other covenants of this Lease Agreement, the Lessee shall have quiet and peaceful enjoyment and possession of the Core Business Equipment during the Term without hindrance from the Lessor or other persons claiming by, through or under the Lessor.

18. Waiver: No waiver of any covenant or condition or breach of any covenant or condition of this Lease Agreement will be taken to constitute a waiver of any subsequent breach of such covenant or condition nor to justify or authorize the non-observance on any other occasion of the same or of any other covenant or condition hereof, nor shall the acceptance of rent by the Lessor, at any time when the Lessee is in default under any covenant or condition hereof, be construed as a waiver of such default.

19. Estoppel Certificates: Each party shall, at any time and from time to time, within twenty (20) days following a written request from the other party, execute, acknowledge and deliver to the other party a written statement certifying that this Lease Agreement is in full force and effect and unmodified (or, if modified, stating the nature of such modification), certifying the date to which the rent reserved hereunder has been paid, certifying that there are not, to such party's actual knowledge, any uncured defaults under this Lease Agreement on the part of the other party (or specifying such defaults if any are claimed), and certifying as to such other matters as the other party may reasonably specify.

     The failure of a party to deliver such statement within the said twenty
(20) day period shall result in such party being estopped to deny that this Lease Agreement is in full force and effect and unmodified, and thatthere are no uncured defaults in the other party's performance hereunder.

20. Default by the Lessee: The occurrence of any of the following shall, at the Lessor's option, constitute a material default and breach of this Lease Agreement by Lessee:

     A. A failure by the Lessee to pay the rent payable hereunder, or to make any other payment required to be made by the Lessee hereunder, when due,where such failure continues for more than ten (10) days following written notice of such non-payment from the Lessor to the Lessee;

     B. A failure by the Lessee to observe and perform any other provisions or covenants of this Lease Agreement to be observed or performed by the Lessee, where such failure continues for thirty (30) days after written notice thereof from the Lessor to the Lessee, provided, however, that if the nature of the default is such that the same cannot reasonably be cured within such thirty (30) day period, the Lessee shall not be deemed to be in default if the Lessee shall within such period commence such cure and thereafter diligently prosecute the same to completion;

     C. The making by the Lessee of any assignment for the benefit of creditors; the adjudication that the Lessee is bankrupt or insolvent; the filing by or against the Lessee of a petition to have the Lessee adjudged a bankrupt or a petition for reorganization under any law relating to bankruptcy (unless, in the case of a petition filed against the Lessee, the same is dismissed within sixty (60) days after the filing thereof); the appointment of a trustee or receiver to take possession of substantially all of the Lessee's assets located at the Los Angeles Facility or of the Lessee's interest in the Core Business Equipment (unless possession is restored to the Lessee within thirty (30) days after such appointment); or the attachment, execution or levy against, or other judicial seizure of, substantially all of the Lessee's interest in the Core Business Equipment (unless the same is discharged within thirty (30) days after issuance thereof).

21. Remedies for Lessee's Default: In the event of any default or breach of this Lease Agreement by the Lessee as set forth in Section 19 hereof, the Lessor, at its option (x) may terminate this Lease Agreement upon and by giving written notice of termination to the Lessee; or (y) without terminating this Lease Agreement, may at any time after such default or breach and without notice or demand in addition to that provided in Section 19 hereof, and without limiting the Lessor in the exercise of any other right or remedy which the Lessor may have by reason of such default or breach (other than the aforesaid right of termination), exercise any one or more of the remedies hereinafter provided in this Section or as otherwise proved by law, all of such remedies (whether provided herein or by law) being cumulative and not exclusive:

     A. The Lessor may perform for the account of the Lessee any defaulted term or covenant that the Lessee failed to observe or perform, and recover as rent from the Lessee any expenditure made by the Lessor and, if the Lessor does so, the Lessor shall be entitled to recover from the Lessee as additionalrent anyreasonable expenditure made and the amount of any reasonableobligations incurred in connection therewith.

     B. The Lessor may take possession of the Core Business Equipment and the Lessor may (i) collect as additional rent reasonable attorneys' fees, costs and expenses that the Lessor may havereasonably incurred in connection with such repossession and (ii) at any time and from time to time relet the Core Business Equipment or any part thereof for the account of the Lessee, for such terms, upon such conditions and at such rental as the Lessor may reasonablydeem proper. In the event of such reletting, the Lessor shall receive and collect the rent therefrom and shall first apply such rent against such expenses as the Lessor may have reasonablyincurred in recovering possession of the Core Business Equipment, placing the same in good order and condition, altering or repairing the same for reletting, and such other expenses, commissions and charges, including attorney's fees, costs and expenses that the Lessor may have reasonably paid or incurred in connection with such repossession and reletting, and then shall apply the remaining balance of such rent against the accelerated rent, and the Lessor may execute any lease in connection with such reletting in the Lessor's name or in the Lessee's name, as the Lessor may see fit.

     Notwithstanding the foregoing, in the event of any default or breach of this Lease Agreement by the Lessee, the Lessor will promptly undertake such steps as may be reasonable and prudent under the circumstances to minimize and mitigate damages suffered by the Lessor as a result thereof, including, but not limited to, undertaking such steps as may be reasonable and prudent under the circumstances to attempt to relet the Core Business Equipment or portions thereof as promptly as reasonably possible on market rental terms at market rental rates then.

22. Default by the Lessor: In the event that the Lessor fails to observe and perform any obligation of the Lessor under this Lease Agreement and such failure continues for a period of thirty (30)days following written notice thereof from the Lessee to the Lessor (or, in the case of an emergency, for a reasonable period under the circumstances, not to exceed forty-eight (48) hours), then the Lessee shall have a right to declare the Lessor to be in default hereunder; provided, however, that if the nature of the default is such that it is not susceptible of being fully remedied within such thirty (30)day period (or, if applicable, such forty-eight (48)hour period), then the Lessor will be afforded such additional time as may be required to fully remedy such failure so long as the Lessor commences efforts to remedy such failure within such thirty (30)day period (or, if applicable, such forty-eight (48)hour period) and, once commenced, diligently pursues such remedy until completion. Upon the occurrence of any default by the Lessor, the Lessee shall have the option todeclare the Lessor to be in default hereunder by written notice to the Lessor and, upon such declaration, to pursue any one or more of the following remedies without any further notice or demand: (a) termination of this Lease Agreement;
(b) perform the obligation as to which the Lessor is in default on the Lessor 's behalf and collect the actual costs thereof from the Lessor on demand (together with interest at a rate of ten percent (10%) per annum thereon from the date of demand until paid in full), (c) assert a claim for any and all damages and losses (including incidental and consequential damages and losses) suffered or incurred by Lessee by reason of such default; (d) injunctive relief; and (e) any other right or remedy available to Lessee, under the circumstances, under applicable law.

23. Negotiation, Mediation, and Arbitration: In the event that any claim or controversy arises between the Lessor and the Lessee with respect to the interpretation or application of this Lease Agreement or the obligations of the parties hereunder, such matter will be resolved as follows:

     A. Identification of the claim or controversy: Either party may identify any matter arising under this Lease Agreement as a claim or controversy between the parties by giving the other party written notice thereof (a "Claim Notice").

     B.     Discussion between Chief Executive Officers of the Lessor and the
Lessee: During the ten (10) day period following the giving of a Claim Notice, the chief executive officers of the Lessor and the Lessee will confer and attempt to amicably resolve the claim or controversy in question.

     C. Mediation: Whether or not the chief executive officers of the Lessor and the Lessee confer as aforesaid, if the claim or controversy in question is not resolved during the ten (10) day period following the giving of a Claim Notice, then, for an additional period of ten (10) days following the expiration of such initial ten (10) day period, either party may propose a mediation of the claim or controversy in Los Angeles, California before an impartial professional mediator by giving written notice thereof to the other party (a "Call to Mediate"). The Call to Mediate will (i) identify the proposed mediator, (ii) identify a place for mediation (which will be in Los Angeles County, California), and (iii) suggest at least three alternative dates and times for the mediation (none of which will be earlier than five (5) business days and not later than ten (10) business days following the date the Call to Mediate is given). The other party will respond to a Call to Mediate in writing either and will advise which of the alternative dates and times for mediation is acceptable to such party. Thereupon the parties will engage in the mediation and attempt to reach agreement resolving the claim or controversy in question. The parties shall bear equally the expense of any mediation conducted hereunder.

     D. Arbitration: Whether or not the chief executive officers of the Lessor and Lessee confer and/or the mediation provided for above occurs as aforesaid, if a claim or controversy is not resolved during the thirty (30) day period following the giving of a Claim Notice, the claim or controversy in question shall be determined by a common law arbitration between the parties. Such arbitration may be instituted by either party by delivering a demand for arbitration to the other party and to the office of the American Arbitration Association serving Los Angeles, California (the "AAA"). Such arbitration will be conducted under the auspices of the AAA before three (3) impartial arbitrators (unless the parties agree to a single arbitrator) selected in accordance with the practices and procedures of the AAA and in accordance with the Commercial Arbitration Rules of the AAA then in effect. The arbitrator(s) will make their award in strict conformity with such rules and this Lease Agreement and shall have no power to depart from or change any of the provisions thereof. The parties shall bear equally the expense of the arbitration proceedings conducted hereunder. All such proceedings shall be conducted in Los Angeles County, California. Any decision or award entered by the arbitrators(s) shall be final and binding on the parties and not subject to review or appeal and may be entered as a judgment in any jurisdiction in which either of the parties is located or in which either has assets, be they real, personal or mixed.

24.     Hazardous or Toxic Substances:

     A. Definitions: For purposes of this Lease Agreement, "Hazardous Materials" means any explosives, radioactive materials, medical wastes, hazardous wastes, or hazardous substances, including, without limitation substances defined as "hazardous substances" in the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, 42 U.S.C. 9601-9657, the Hazardous Materials Transportation Act of 1975, 49 U.S.C. 1801-1812, the Resource Conservation and Recovery Act of 1976, 42 U.S.C. 6901-6987, or any other federal, state, or local statute, law, ordinance, code, rule, regulation, order, or decree regulating, relating to, or imposing liability or standards of conduct concerning hazardous materials, waste, or substances now or at any time hereafter in effect (collectively, "Hazardous Materials Laws").

     B. The Lessor 's Representations and Warranties: The Lessor hereby represents and warrants to Lessee that no Hazardous Materials are present on the Los Angeles Facility and that the Los Angeles Facility is not in violation of any Hazardous Materials Laws.

25. Assignment: The Lessee may assign its rights under this Lease Agreement, without the consent of the Lessor to:

A.     an entity which is a parent or subsidiary of Lessee;

B.     an entity that is under substantially the same ownership as Lessee;

C. an entity that has purchased a substantial portion of the business and assets of Lessee (all of which will be permitted upon written notice thereof to the Lessor without the Lessor 's consent); or

D. a financial institution as collateral for loans by such financial institution to the Lessee.

     No assignments of this Lease Agreement by the Lessee, other than those listed in subsection (a) to (d) inclusive, may be made without first obtaining the written consent of the Lessor, which consent shall not be unreasonably withheld, conditioned or delayed by the Lessor and will be deemed given unless, within ten (10) days following written request therefor from the Lessee to the Lessor, the Lessor notifies the Lessee in writing that it is unwilling to give its consent and sets forth the specific reason or reasons therefor. It is agreed that it would be unreasonable for the Lessor to withhold its consent to assignment of this Lease Agreement to any proposed assignee unless the proposed assignee's financial standing is such that there is a material issue as to its ability to meet the obligations of the Lessee under this Lease Agreement during the remainder of the then current term of this Lease Agreement.

26. Holding Over: If the Lessee shall remain in possession of all or any part of the Core Business Equipment after expiration of the Term of this Lease Agreement, or any renewal thereof,then the Lessee shall be deemed to be a Lessee of the Core Business Equipment from month to month and subject to all of the terms and provisions hereof, which shall not create any rights in the Lessee to an extension or renewal of the Lease Agreement.

27. Notices: All notices, requests, demands, and other communications given under this Agreement will be deemed to have been properly given if hand delivered or sent by national overnight deliver service for next business day delivery, with postage prepaid, to the recipient at the following addresses, or to such other address as may be designated in writing to the other party from time to time:

If to the Lessee:     Recovery Technologies Group of California, Inc.
                      7000 Boulevard East
                      Guttenberg, New Jersey 07093
Attention:            Martin J. Sergi, President

With a copy to:       Robert E. Wetzel
                      20 Braeburn Lane
                      Barrington Hills, Illinois 60010

If to the Lessor:     Rubber Technology International, Inc.
                      3185 East Washington Boulevard
                      Los Angeles, California 90023
                      Attention:  Trevor Webb, President

With a copy to:       M. Richard Cutler
                      Cutler Law Group
                      Suite 800
                      610 Newport Center Drive
                      Newport Beach, California 92660

     All notices will be considered delivered when they have been received by any officer of the party to which the notice was sent.

28. Termination: The Lessee agrees that it will surrender the Core Business and the Core Business Equipment to the Lessor at the end of the Term, or any renewal thereof,waiving any and all laws now in force or which may be passed from time to time during the term of this Lease Agreement which may be contrary to this provision.

29. Broker: The Lessor and the Lessee agree that the only brokers involved bringing the Lessor and the Lessee together with respect to this Lease Agreement was Hunter Wise Financial Group, LLC (the "Broker"). The Lessor agrees to be responsible for all commissions payable to the Broker in connection with this Lease Agreement and to indemnify and hold harmless the Lessee from and against any liability or claim, whether meritorious or not, arising with respect to any other broker whose claim arises by, through or on behalf of the Lessor. The Lessee agrees to indemnify and hold harmless the Lessor from and against any liability or claim, whether meritorious or not, arising with respect to any broker whose claim arises by, through or on behalf of the Lessee (except for any claims which may be asserted by the Broker against the Lessor in connection with this Lease Agreement).

30. The Lessee's Right to Early Termination: The Lessee will have the right to terminate this Lease Agreement by giving at least fifteen (15) days prior written notice to Lessor of its election to do so if:

A. despite its commercially reasonable efforts, Lessee is not able to secure any Licenses and Permits to necessary conduct the business of collecting and processing used tires at the Los Angeles Facility; or

B. because of a change in the law or regulations applicable thereto, it become impossible or economically unfeasible to continue to conduct the business of collecting and processing used tires at the Los Angeles Facility.

31. Governing Law: It is understood and agreed that this Lease Agreement shall be interpreted in accordance with the laws of the State of California, without reference to conflict of law principles, and no presumption shall be deemed to exist in favor of or against either party hereto by virtue of the negotiation, drafting and execution of this Lease Agreement.

32. Captions: The captions appearing in this Lease Agreement are inserted only as a matter of convenience and in no way define, limit, construe or describe the scope or intent of any Section.

33. Corporate Authority: Each of the persons executing this Lease Agreement on behalf of the Lessor and the Lessee respectively hereby personally represents and warrants that the corporation for which such person executed this Lease Agreement is a duly existing corporation in its place of organization, that such corporation is qualified to do business in the State of California, that such corporation has authorized by all necessary action the execution, delivery and performance of this Lease Agreement and has full right and authority to enter into this Lease, and that each person signing on behalf of such entity is authorized to do so.

34. Severability: If any provision of this Lease Agreement or the application thereof to any person or circumstance shall be invalid or unenforceable to any extent, the remainder of this Lease Agreement and the application of such provisions to other persons or circumstances shall not be affected thereby and shall be enforced to the greatest extent permitted by law.

35. Successors and Assigns: All rights, remedies, liabilities, covenants, conditions and agreements herein imposed upon either of the parties hereto shall inure to and be binding upon the successors and assigns of the Lessor and the Lessee insofar as this Lease Agreement, or renewal thereof, and the terms created are assignable.

36. Entire Agreement: It is expressly agreed by the Lessor and the Lessee, as a material consideration for the execution of this Lease Agreement, that this Lease Agreement, including any specific references to written extrinsic documents, is the entire agreement of the parties with respect to the subject matter hereof; that there are, and were, no verbal representations, warranties and understandings, stipulations, agreements or promises pertaining to this Lease Agreement or to the expressly mentioned written extrinsic documents not incorporated in writing in this Lease Agreement unless this Lease Agreement specifically so states.

37. Amendment: This Lease Agreement may not be altered, waived, amended or extended except by an instrument in writing signed by the Lessor and the Lessee.

38. Exhibits: The following are the Exhibits to this Lease Agreement and by this reference are incorporated herein and made a part hereof as if fully set forth herein:

               Exhibit
A     Core Business Equipment
B     Third Party Leases
C     Licenses and Permits
D     Lessor's customers and vendors at the Los Angeles Facility
E     Leases for the Los Angeles Facility between H & R Sales, Inc. and the
Lessor

     IN WITNESS WHEREOF, the parties hereto set their hands and seals hereto on the day and year first above written.



                                     RUBBER TECHNOLOGY INTERNATIONAL. INC.,
                                     a Nevada corporation


ATTEST:/s/ Tom Reichman             By: /s/ Trevor Webb
           Secretary                     Trevor Webb, President


Corporate Seal

                                     RECOVERY TECHNOLOGIES OF CALIFORNIA, INC.,
                                     a Delaware corporation
ATTEST:/s/ Robert E. Wetzel
       Robert E. Wetzel, Secretary   By: /s/Martin J. Sergi
Corporate Seal                           Martin J. Sergi, President